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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported): May 12, 2005
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                             BIOLIFE SOLUTIONS, INC.
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               (Exact Name of Registrant as Specified in Charter)



       Delaware                       0-18170              94-3076866
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(State or Other Juris-        (Commission File No.)        (IRS Employer
diction of Incorporation)                                   Identification No.)


171 Front Street, Owego, New York                                  13827
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(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code: (607) 687-4487
                                                   -----------------------------


                                       N/A
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         (Former Name or Former Address, if Changed Since Last Report.)

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ITEM 1.01.        Entry into a Material Definitive Agreement

         On May 12, 2005, the Company signed an Exclusive Private Labeling and Distribution Agreement with VWR International, Inc., a global leader in the distribution of scientific supplies, pursuant to which the Company will manufacture its HypoThermosol(R) and CryoStor(TM) product lines under the VWR label for sale to non-clinical customers via the 1,400 person VWR worldwide sales force. The Company maintains the right to sell its products to non-clinical customers under its own label. The agreement further calls for VWR to purchase a minimum of $7.4 million in products from the Company over the 5-year life of the agreement in order to maintain exclusivity.

         The description of the Exclusive Private Labeling and Distribution Agreement is qualified by reference to the agreement, a copy for which is filed herewith as Exhibit 10.1.


ITEM 9.01         Financial Statements and Exhibits

         (a)      Exhibits

                  10.1 Exclusive Private Labeling and Distribution Agreement with VWR International, Inc.


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                                   Signatures:
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           BIOLIFE SOLUTIONS, INC.



                                           By: /s/ John G. Baust
                                               -------------------------------
                                               John G. Baust
                                               Chief Executive Officer


Date: May 17, 2005


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                                  EXHIBIT INDEX


Exhibit
Number                              Document
------                              --------

10.1 Exclusive Private Labeling and Distribution Agreement with VWR International, Inc.


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